    As filed with the Securities and Exchange Commission on February 17, 1999
                                                            -----------
                                       Registration No. 333-
                                                            -----------
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ROSLYN BANCORP, INC.
  (exact name of registrant as specified in its certificate of incorporation)

DELAWARE                                               11-3333218
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                          1400 Old Northern Boulevard
                             Roslyn, New York 11576
                                (516) 621-6000
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               T R FINANCIAL CORP.
                          1993 INCENTIVE STOCK OPTION PLAN 1
                                       and
                                T R FINANCIAL CORP.
                     1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS 1
                               (Full Title of the Plans)
                          ----------------------------------

Joseph L. Mancino                                Copies to:
President and Chief Executive Officer            Lawrence M.F. Spaccasi, Esquire
Roslyn Bancorp, Inc.                             Marc P. Levy, Esquire
1400 Old Northern Boulevard                      Muldoon, Murphy & Faucette LLP
Roslyn, New York 11576                           5101 Wisconsin Avenue, N.W.
(516) 621-6000                                   Washington, D.C.  20016
(Name, address, including zip code, and          (2020  362-0840
telephone number, including area code,
of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

=========================================================================================================================
    Title of each Class of          Amount to be     Proposed Purchase          Estimated Aggregate       Registration
  Securities to be Registered       Registered(2)    Price Per Share              Offering Price               Fee
-------------------------------------------------------------------------------------------------------------------------
         Common Stock                 2,940,488
        $.01 Par Value               Shares (3)             $5.243(4)                   $15,416,978            $4,286
-------------------------------------------------------------------------------------------------------------------------
         Common Stock                  643,608              $3.667(6)                   $2,360,110.50          $657
        $.01 Par Value               Shares (5)
=========================================================================================================================

(1)  Roslyn Bancorp,  Inc. (the "Registrant" or "Roslyn") is offering shares of its common stock pursuant to these  plans because in the merger of T R Financial  Corp. into Roslyn,  Roslyn  succeeded to T R Financial  Corp.'s  obligations under these plans.
(2)  Together with an  indeterminate  number of  additional shares which may be  necessary to adjust the number of shares reserved for issuance  pursuant to the T R Financial  Corp.  1993 Incentive Stock Option Plan (the "Incentive Plan")
     and the T R Financial  Corp.  1993 Stock  Option  Plan for Outside Directors (the  "Directors' Option  Plan") as the
     result of a stock split, stock dividend or similar adjustment of the  outstanding  common  stock of Roslyn  pursuant to 17 C.F.R. ss.230.416(a).
(3)  This number represents  the total  number  of shares of Roslyn  currently reserved or  available  for  issuance upon the  exercise of stock  options pursuant to the Incentive  Plan, as adjusted to reflect the exchange  ratio  of 2.05 shares of Roslyn common stock  for each  share of T R  Financial common stock. This is pursuant to 17 C.F.R. ss.457.
(4)  Represents the weighted  average price determined by  the average  exercise  price  of  $5.243 per  share  at  which options for 13,813,190 shares under the Incentive Plan have been granted to date.

                                                                                    (footnotes continued on next page)







(5)  Represents  the  total number of shares  currently  reserved or available for issuance  upon the  exercise of  stock options  pursuant  to  the  Directors' Option Plan,  as  adjusted to reflect the  exchange  ratio of  2.05 shares of
     Roslyn common stock for each share of T R Financial  common stock.  This is  pursuant to 17 C.F.R. ss.457.
(6)  Represents  the  weighted  average price  determined by the average  exercise  price of  $3.667  per share  at which options for 844,074  shares  under the Director's Option Plan have been granted to date.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.
Number of Pages 49
Exhibit Index begins on Page 12

ROSLYN BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. Roslyn Bancorp, Inc. (the "Issuer" or "Roslyn") is offering shares of its common stock pursuant to these plans because in the mergers of T R Financial Corp. into Roslyn, Roslyn succeeded to T R Financial Corp.'s obligations under the Plans. The documents containing the information for the Roslyn Bancorp, Inc. (the "Company" or the "Registrant") T R Financial Corp. 1993 Incentive Stock Option Plan amended and restated effective as of January 23, 1997 (the "Incentive Plan") and T R Financial Corp. 1993 Stock Option Plan for Outside Directors required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

     All information contained in this Prospectus relating to Roslyn and its subsidiaries has been supplied by Roslyn and all pro forma information was prepared by Roslyn. All information contained in this Prospectus relating to T R Financial and its subsdiaries has been supplied by T R Financial.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K filed by the Registrant for the fiscal year ended December 31, 1997 (File No. 0-28886) with the SEC on March 31, 1998, which includes the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997, together with the related notes and the report of KPMG Peat Marwick LLP, independent certified public accountants.

         (b) The Amendment No. 1 to the Annual Report on Form 10-K/A filed by the Registrant for the fiscal year ended December 31, 1997 (File No. 0-28886), filed with the SEC on November 16, 1998.

         (c) The Quarterly Report on Form 10-Q filed by the Registrant for the fiscal quarter ended March 31, 1998 (File No. 0-28886), filed with the SEC on May 14, 1998.

         (d) The Quarterly Report on Form 10-Q filed by the Registrant for the fiscal quarter ended June 30, 1998 (File No. 0-28886), filed with the SEC on August 13, 1998.

         (e) The Quarterly Report on Form 10-Q filed by the Registrant for the fiscal quarter ended September 30, 1998 (File No. 0-28886), filed with the SEC on November 16, 1998.

         (f) The Current Report on Form 8-K filed by the Registrant with the SEC on June 3, 1998 (File No. 0-28886).

         (g) The Current Report on Form 8-K filed by the Registrant with the SEC on July 22, 1998 (File No. 0-28886).

         (h) The Current Report on Form 8-K filed by the Registrant with the SEC on December 31, 1998 (File No. 0-28886).

         (i) The  description  of   Registrant's   Common   Stock  contained  in
Registrant's Form S-4 (File No. 0-28886), as filed with the SEC on November 16, 1998.

         (j) All documents filed by the Registrant pursuant to Section 13(a) and
(c),  14 or 15(d) of the  Securities  Exchange  Act of 1934,  as  amended  ( the
"Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

          ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette LLP, Washington, DC, for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Any such  indemnification  and  advancement of expenses  provided under
Section 145 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         The Registrant has also entered into employment agreements with certain executive officers, which agreements require that the Registrant maintain a directors' and officers' liability policy for the benefit of such officers and that the Registrant will indemnify such officers and their heirs to the fullest extent permitted by law.

         In addition, pursuant to the Merger Agreement, the Registrant has agreed that, for a period of six years following the effective time of the Merger, the Registrant will indemnify and hold harmless each present and former director and officer of T R Financial or its direct or indirect subsidiaries, and each officer or employee of T R Financial or its direct or indirect subsidiaries who is serving or has served as a director or trustee of another entity expressly at T R Financial's request or direction, with respect to matters existing or occurring at or prior to the effective time of the Merger, whether asserted or claimed prior to, at or after the effective time. The Registrant has also agreed in the Merger Agreement to maintain, for a period of six years following the effective time of the Merger, the directors' and officers' liability insurance coverage maintained by T R Financial (or substantially equivalent coverage under substitute policies) with respect to any claims arising out of any actions or omissions occurring at or prior to the effective time of the Merger.

         In accordance with the DGCL (being Chapter 1 of Title 8 of the Delaware
Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

         TENTH:

                  A. Each person who was or is made a party or is  threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication
         that,  the   indemnitee  has  not  met  any  applicable   standard  for
         indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

                   D. The rights to  indemnification  and to the  advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                  E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

         ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         4           Stock Certificate of Roslyn Bancorp, Inc.1

         5 Opinion of Muldoon, Murphy & Faucette LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

         10.1 Form of Roslyn Bancorp, Inc. Stock Option Assumption Agreement for TR Financial Corp. 1993 Incentive Stock Option Plan.

         10.2 Form of Roslyn Bancorp, Inc. Stock Option Assumption Agreement for TR Financial Corp. 1993 Stock Option Plan for Outside Directors.

         23.1 Consent of Muldoon, Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

         23.2        Consent of KPMG LLP.

         24          Power of Attorney is located on the signature pages.

--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 333-10471), as amended, filed with the SEC on August 20, 1996 and declared effective on October 10, 1996.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) Include  any  material information with respect
                                 to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                  (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the Offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                                    SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Roslyn Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York, on February 16, 1999.

                                       ROSLYN BANCORP, INC.



                                       By: /s/ Joseph L. Mancino
                                           -----------------------------------
                                           Joseph L. Mancino
                                           Chairman of the Board,
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Mancino) constitutes and appoints Joseph L. Mancino as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                           Title                           Date
    ----                           -----                           ----


/s/ Joseph L. Mancino        Chairman of the Board, President  February 16, 1999
---------------------------  and Chief Executive Officer
Joseph L. Mancino            (principal executive officer)


/s/ John R. Bransfield, Jr.  Vice President and Director       February 16, 1999
---------------------------
John R. Bransfield, Jr.


/s/ Michael P. Puorro         Treasurer and Chief Financial    February 16, 1999
---------------------------   Officer (principal accounting
Michael P. Puorro             and financial officer)

/s/ Thomas A. Doherty                    Director              February 16, 1999
----------------------------
Thomas A. Doherty


/s/ Victor C. McCuaig                    Director              February 16, 1999
----------------------------
Victor C. McCuaig


/s/ John P. Nicholson                    Director              February 16, 1999
----------------------------
John P. Nicholson


/s/ James E. Swigget                     Director              February 16, 1999
----------------------------
James E. Swigget


/s/ Robert G. Freese                     Director              February 16, 1999
----------------------------
Robert G. Freese


/s/ Thomas J. Calabrese, Jr.             Director              February 16, 1999
----------------------------
Thomas J. Calabrese, Jr.


/s/ Dr. Edwin W. Martin, Jr.             Director              February 16, 1999
----------------------------
Dr. Edwin W. Martin, Jr.


/s/ Richard C. Webel                     Director              February 16, 1999
----------------------------
Richard C. Webel

                                 EXHIBIT INDEX
                                 -------------


                                                                                                                       Sequentially
                                                                                                                         Numbered
                                                                                                                           Page
   Exhibit No.         Description                         Method of Filing                                              Location
-----------------      -----------------------------       ----------------------------------------------------     ----------------

        4              Stock Certificate of                Incorporated herein by reference from the Exhibits                --
                       Roslyn Bancorp, Inc.                of the Registrant's Registration Statement on Form
                                                           S-1 filed with the SEC on August 20, 1996 and
                                                           declared effective on October 10, 1996.

        5              Opinion of Muldoon,                 Filed herewith.
                       Murphy & Faucette LLP

      10.1             Form of Roslyn Bancorp,             Filed herewith.
                       Inc. Stock Option
                       Assumption Agreement
                       for T R Financial Corp.
                       1993 Incentive Stock
                       Option Plan

      10.2             Form of Roslyn Bancorp,             Filed herewith.
                       Inc. Stock Option
                       Assumption Agreement
                       for T R Financial Corp.
                       1993 Stock Option Plan
                       for Outside Directors

      10.3             T R Financial Corp. 1993            Filed herewith.
                       Incentive Stock Option
                       Plan

      10.4             T R Financial Corp. 1993            Filed herewith.
                       Stock Option Plan for
                       Outside Directors

      23.1             Consent of Muldoon,                 Contained in Exhibit 5 hereof.
                       Murphy & Faucette LLP

      23.2             Consent of KPMG LLP                 Filed herewith.

       24              Power of Attorney                   Located on the signature page.                                     10





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